As filed with the Securities and Exchange Commission on January 23, 2001.

                                                Registration No. 333-95807

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                      POST-EFFECTIVE AMENDMENT NO. 2

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT

                                  UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)

                                --------------

                         Telecom HOLDRS SM Trust
                     [Issuer with respect to the receipts]

         Delaware                    6211                   13-5674085
     (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction               Industrial          Identification Number)
   of incorporation or        Classification Code
      organization)                 Number)

                                --------------

                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's
                         principal executive offices)

                                --------------

        Andrea L. Dulberg, Esq. Copies to:

          Corporate Secretary                     Andrew B. Janszky
 Merrill Lynch, Pierce, Fenner & Smith           Shearman & Sterling
             Incorporated                       599 Lexington Avenue
           250 Vesey Street                   New York, New York 10022
       New York, New York 10281                    (212) 848-4000
            (212) 449-1000
  (Name, address, including zip code,
                  and
telephone number, including area code,
         of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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

PROSPECTUS

                             TELECOM HOLDERS LOGO

                       1,000,000,000 Depositary Receipts

                         Telecom HOLDRS SM Trust

     The Telecom HOLDRS SM Trust issues Depositary Receipts called Telecom HOLDRS SM representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Telecom HOLDRS in a round-lot amount of 100 Telecom HOLDRS or round-lot multiples. Telecom HOLDRS are separate from the underlying deposited common stocks that are represented by the Telecom HOLDRS. For a list of the names and the number of shares of the companies that make up a Telecom HOLDR, see "Highlights of Telecom HOLDRS--The Telecom HOLDRS" starting on page 10.

     Investing in Telecom HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Telecom HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

     The Telecom HOLDRS are listed on the American Stock Exchange under the symbol "TTH". On January 17, 2001, the last reported sale price of Telecom HOLDRS on the American Stock Exchange was $62.78.

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

             The date of this prospectus is January 23, 2001.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Telecom HOLDRS...............................................  10
The Trust..................................................................  17
Description of Telecom HOLDRS..............................................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  24
Erisa Considerations.......................................................  27
Plan of Distribution.......................................................  27
Legal Matters..............................................................  28
Where You Can Find More Information........................................  28

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Telecom HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Telecom HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Telecom HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Telecom HOLDRS or of the underlying securities through an investment in the Telecom HOLDRS.

                                    SUMMARY

      The Telecom HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the telecommunications industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Telecom HOLDRS is specified under "Highlights of Telecom HOLDRS--The Telecom HOLDRS." This group of common stocks, and the securities of any company that may be added to the Telecom HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Telecom HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Telecom HOLDRS are separate from the underlying common stocks that are represented by the Telecom HOLDRS. On January 17, 2001, there were 6,810,900 Telecom HOLDRS outstanding.

                                  RISK FACTORS

      An investment in Telecom HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Telecom HOLDRS, including the risks associated with a concentrated investment in the telecommunications industry.

General Risk Factors

     . Loss of investment. Because the value of Telecom HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Telecom HOLDRS if the underlying securities decline in value.

     . Discount trading price. Telecom HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the telecommunications industry. At the time of the initial offering, the companies included in the Telecom HOLDRS were generally considered to be involved in various segments of the telecommunications industry, however, the underlying securities and the Telecom HOLDRS may not necessarily follow the price movements of the entire telecommunications industry. If the underlying securities decline in value, your investment in the Telecom HOLDRS will decline in value, even if common stock prices in the telecommunications industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Telecom HOLDRS may not be involved in the telecommunications industry. In this case, the Telecom HOLDRS may not consist of securities issued only by companies involved in the telecommunications industry.

     . Not necessarily comprised of solely telecommunication companies. As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Telecom HOLDRS and that are not involved in the telecommunications industry may be included in the Telecom HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Telecom HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Telecom HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11, broadly defined sector classifications, the use of Standard and Poor's sector classifications to determine whether a new company will be included in the Telecom HOLDRS provides no assurance that each new company included in the Telecom HOLDRS will be involved in the telecommunications industry. Currently, the underlying securities included in the Telecom HOLDRS are represented in the Communication Services sector. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Telecom HOLDRS yet not be involved in the telecommunications industry. In addition, the sector classifications of securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classification, or both. Therefore, additional sector classifications may be represented in the Telecom HOLDRS which may also result in the inclusion in the Telecom HOLDRS, of the securities of a new company that is not involved in the telecommunications industry.

     . No investigation of underlying securities. The underlying securities initially included in the Telecom HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Telecom HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Telecom HOLDRS may not necessarily be a diversified investment in the telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Telecom HOLDRS may also reduce diversification. Telecom HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Telecom HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Telecom HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Telecom HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Telecom HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Telecom HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Telecom HOLDRS, you will not be able to trade Telecom HOLDRS and you will only be able to trade the underlying securities if you cancel your Telecom HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Telecom HOLDRS. If the Telecom HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Telecom HOLDRS are listed for trading on another U.S. national securities exchange or through NASDAQ NMS within five business days from the date the Telecom HOLDRS are delisted. There are currently 18 companies whose securities are included in the Telecom HOLDRS.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities that were originally included in the Telecom HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.


Risk Factors Specific to the Telecommunications Industry

     . Telecommunications companies' stock prices have been and will likely continue to be extremely volatile which will directly affect the price volatility of the Telecom HOLDRS and you could lose all or part of your investment. Telecommunications companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

            . failure to integrate or realize projected benefits from acquisitions;

            .  acquisition-related announcements;

            . announcements of new contracts, technological innovations or new products;

            .  changes in government regulations;

            .  fluctuations in quarterly and annual operating results; and

            .  general market conditions.

            As a result, the value of your investment may be subject to significant decreases over short periods of time.

     . Many telecommunications companies are highly leveraged and must raise additional capital to implement their business strategies. The business strategies of many telecommunications companies are focused on acquisitions and extensive capital expenditures. Implementing such strategies has resulted in the incurrence of substantial debt obligations and the regular need to incur additional debt. As a result of high levels of debt, these telecommunications companies will need significant cash to service existing debt obligations, which could reduce funds available to implement their business strategies. Telecommunications companies may not be able to obtain additional financing or may not be able to obtain it on a timely basis or on favorable terms. There can be no assurance that telecommunications companies will be able to service their debt, refinance existing debt or raise additional financing necessary to implement key aspects of their business strategies.

     . Securities currently included in the Telecom HOLDRS, Sprint Corporation PCS Group and Sprint Corporation-FON Group, are tracking stocks and are therefore subject to additional risks relating to an investment in tracking stocks. The risks associated with tracking stocks include the following:

            . Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of one of the tracked operations of Sprint Corporation could also negatively affect the market price of Sprint Corporation's other tracking stock and on the Telecom HOLDRS. This may also result in the market price of the tracking stock not solely reflecting the performance of the operations the tracking stock is intended to reflect.

            . A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of one of Sprint Corporation's tracking stocks or that favor one tracking stock to the detriment of the other tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the tracked operations without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

            . Sprint Corporation has the option to convert PCS Group tracking stock into FON Group tracking stock. It is possible that the consideration received as a result of any conversion may be lower than the market price at the time of the deposit into the Telecom HOLDRS and that the security received in exchange may not reflect the economic performance of the tracked operations.

            . In the event of a dissolution of Sprint Corporation, the holders of the tracking stocks will not have preferential rights to the respective assets of the tracked operations of Sprint Corporation and these assets may become subject to liabilities attributable to the other group. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated between groups by a specified formula regardless of each group's relative contribution to the company as a whole.

            . On each additional issuance of any class of stock by Sprint Corporation, the voting rights, rights on dissolution and rights to dividends on Sprint Corporation tracking stocks will be diluted. In addition, any additional issuances of the PCS Group or FON Group tracking stock by Sprint Corporation, could dilute the value of each of the tracking stocks and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

        Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Sprint Corporation for more information on the PCS Group and FON Group tracking stocks. For information on where you can access Sprint's public filings, please see "Where you can find more information." Please also see Annex A for information on issuers of securities in the Telecom HOLDRS who have announced plans to issue tracking stock.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many telecommunications companies are active acquirors of other companies as part of their business plans. There can be no assurance that telecommunications companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that telecommunications companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, telecommunications companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many telecommunications companies are rapidly expanding their networks and operations. This expansion has placed and will continue to place significant demands on the operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure of many telecommunications companies. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

     . Changes in the regulatory environments in which telecommunications companies operate could affect their ability to offer products and services. Communications services and products are subject to significant regulation at the federal, state, local and international levels. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may have a material adverse effect upon the ability of telecommunications companies to continue to offer existing and new products and services. In addition legislative, judicial, and regulatory agency actions could negatively affect the ability of many telecommunications companies to maintain required licenses or renew licenses upon their expiration.

     . If telecommunications companies do not adapt to the rapid changes in the industry, they could lose customers or market share. The telecommunications industry is changing rapidly due to, among other factors, deregulation initiatives in many countries, privatization of monopoly government telecommunications providers, technological improvements, expansion of telecommunications infrastructure and the globalization of the worlds's economies and trade. This period of rapid technological evolution is marked by the introduction of new products and services and increased availability of transmission capacity, as well as the increasing utilization of Internet-based technologies for voice and data transmission. The success of telecommunications companies will depend substantially on their ability to predict which of the many possible networks, products and services will be important to finance, establish and maintain. In particular, as telecommunications companies expand and develop their network further, they will become increasingly exposed to the risks associated with the relative effectiveness of their technology and equipment. The cost of implementation of technologies could be significant, and there can be no assurances that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a telecommunications company ability to offer competitive products and services and the viability of its operations.

     . Virtually every aspect of the telecommunications industry is extremely competitive which could adversely affect the business, results of operations and financial conditions of many telecommunications companies. Many telecommunications companies face significant competition from other telecommunications companies with greater or equal market share and financial resources. Many telecommunications companies compete domestically and internationally with incumbent telecommunications providers, some of which have special regulatory status and exclusive rights to provide certain services, and all which have historically dominated local telecommunications. Many telecommunications companies also compete with long distance carriers for the provision of long distance services. Sometimes the incumbent telecommunications provider offers both local and long distance services. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new and larger competitors.

     . Inability to offer long distance on a profitable basis could adversely affect the revenues of many telecommunications companies. Many telecommunications companies offer domestic and international long distance services. The long distance market is extremely competitive. The risks associated with this market include the following:

            . the need to engage in significant price competition and discounting to attract and retain customers;

            .  high average customer turnover rates;

            . reliance on other carriers for a portion of transmission and termination services; and

            .  difficulty in estimating future supply and demand.

     . Inability to predict traffic volume could adversely affect the revenues of many telecommunications companies. Some telecommunications companies offering long distance services enter into long-term agreements for leased capacity on the land based or undersea cable and switches of other telecommunications companies. If capacity is leased in anticipation of traffic volumes that do not reach expected levels, telecommunications companies will have to pay for transmission capacity without corresponding revenues. Also, additional fees are often charged when a telecommunications company under-utilizes the capacity it leases. Conversely, if a telecommunications company underestimates its need for capacity, it often must obtain additional transmission capacity through more expensive sources.

     . System failures, interruptions or shutdowns may cause loss of customers. The success of many telecommunications companies depends upon their ability to deliver reliable, high-speed telecommunications service over their networks. The companies' networks are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss and similar events, particularly if such events occur within a high traffic location of the network. As many of telecommunications companies increase both their capacity and reach, and as traffic volume continues to increase, they will be faced with increasing demands and challenges in managing circuit capacity and traffic management systems. Any prolonged failure of communications networks or other systems or hardware that causes interruptions to operations could seriously damage the reputation of such telecommunications companies and result in customer attrition and financial losses.

     . Many telecommunications companies may not be able to implement billing and customer information systems effectively and on schedule which could adversely affect their growth and ability to bill and receive payments from customers. Sophisticated billing and information systems are vital to the growth of many telecommunications companies and their ability to bill and receive payments from customers, reduce credit exposure and monitor costs. If these systems are not effectively implemented or are delayed, call details may not be accurately recorded and customer bills may not be generated promptly or accurately. This would adversely affect the business of these telecommunications companies since they would not be able to promptly collect on customer balances due them.

     . The international operations and investments of many telecommunication companies expose them to risks associated with the instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The risks that telecommunications companies' international operations and investments are exposed to include:

            .  general economic, social and political conditions;

            . the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .  currency fluctuations; and

            . changes in and compliance with domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Many telecommunications companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many telecommunications companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense, especially in emerging markets. There is no certainty that any of these telecommunications companies will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF TELECOM HOLDRS

      This discussion highlights information regarding Telecom HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Telecom HOLDRS.

Issuer.......................
                               Telecom HOLDRS Trust.

The trust....................
                               The Telecom HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS and amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................
                               The Bank of New York, a New York state-
                               chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.

Purpose of Telecom HOLDRS....
                               Telecom HOLDRS are designed to achieve the following:

                               Diversification. Telecom HOLDRS are designed to allow you to diversify your investment in the telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Telecom HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Telecom HOLDRS, and can cancel their Telecom HOLDRS to receive each of the underlying securities represented by the Telecom HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Telecom HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................
                               The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the telecommunications industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement-- Distributions" and "--Reconstitution events." There are currently 18 companies included in the Telecom HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Telecom HOLDRS......
                               The trust has issued and may continue to issue, Telecom HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust. The Telecom HOLDRS themselves are separate from the underlying securities that are represented by the Telecom HOLDRS.

                               The following chart provides the

                               . names of the 18 issuers of the underlying securities currently represented by a Telecom HOLDRS,

                               .  stock ticker symbols,

                               . share amounts currently represented by a round-lot of 100 Telecom HOLDRS, and

                               .  principal U.S. market on which the
                                  securities of the selected companies are traded.

                                                                    Primary
                                                          Share     Trading
                          Name of Company         Ticker Amounts     Market
                   -----------------------------  ------ --------  ----------
                   ALLTEL Corp.                     AT          2     NYSE
                   AT&T Corp.                       T          25     NYSE
                   BCE Inc.                        BCE          5     NYSE
                   BellSouth Corp.                 BLS         15     NYSE
                   Broadwing Inc.                  BRW          2     NYSE
                   CenturyTel, Inc.(/1/)           CTL          1     NYSE
                   Global Crossing Ltd.(/2/)        GX          6     NYSE
                   Level 3 Communications, Inc.    LVLT         3  Nasdaq NMS
                   McLeodUSA Inc.                  MCLD         3* Nasdaq NMS
                   Nextel Communications, Inc.     NXTL         6* Nasdaq NMS
                   NTL Incorporated(/3/)           NLI       1.25*    NYSE
                   Qwest Communications
                    International Inc.(/4/)         Q    12.91728*    NYSE
                   SBC Communications Inc.         SBC         27     NYSE
                   Sprint Corporation--FON Group   FON          6     NYSE
                   Sprint Corporation--PCS Group   PCS          6*    NYSE
                   Telephone and Data Systems,
                    Inc.                           TDS          1     AMEX
                   Verizon Communications(/5/)      VZ      21.76*    NYSE
                   WorldCom, Inc.(/6/)             WCOM        22  Nasdaq NMS

                               --------

                               * Reflects previous stock split or business
                                 combination transaction.

                               (/1/)In May 1999, Century Telephone
                                    Enterprises, Inc. changed its name to
                                    CenturyTel, Inc.

                               (/2/)On November 6, 2000, Global Crossing Ltd.
                                    began trading on the New York Stock
                                    Exchange under the symbol "GX."

                               (/3/)On October 27, 2000, NTL Incorporated
                                    began trading on the New York Stock
                                    Exchange under the symbol "NLI."

                               (/4/)On June 30, 2000, Qwest Communications
                                    International, Inc. and US WEST, Inc.
                                    completed their merger, exchanging 1.72932 shares of Qwest common stock for each share of US WEST common stock. As a result, the four shares of US WEST previously represented in each round-lot of 100 Telecom HOLDRS have been exchanged for 6.91728 shares of Qwest. The share amount of Qwest represented by round-lot of 100 Telecom HOLDRS is now 12.91728.

                               (/5/)On June 30, 2000, Bell Atlantic Corp. and
                                    GTE Corp. completed their merger to create the combined company Verizon
                                    Communications, exchanging 1 share of
                                    Verizon common stock for each share of
                                    Bell Atlantic common stock and 1.22 shares of Verizon common stock for each share of GTE common stock. As a result, the 12 shares of Bell Atlantic Corp. and the eight shares of GTE Corp. previously represented by a round-lot of 100 Telecom HOLDRS have been exchanged for shares of Verizon and the share amount of Verizon represented by a round-lot of 100 Telecom HOLDRS is now 21.76. Verizon began trading on July 3, 2000 on the New York Stock Exchange under the symbol "VZ."

                               (/6/)On May 5, 2000, MCI WorldCom, Inc. changed
                                    its name to WorldCom, Inc.

                               These companies generally were considered to be among the 18 largest and most liquid companies involved in the telecommunications industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company was determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

                               The number of outstanding Telecom HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Telecom HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases....................
                               You may acquire Telecom HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Issuance and cancellation
fees.........................  If you wish to create Telecom HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Telecom HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Telecom HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee, charged by the trustee, described above.

Custody fees.................

                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Telecom

 HOLDRS.................       You have the right to withdraw the underlying
                               securities upon request by delivering a round-lot or integral multiple of a round-lot of Telecom HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Telecom HOLDRS themselves will not have voting rights.

Rights relating to the
underlying
 securities..................  As an owner of a Telecom HOLDR, you have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees; any distributions of securities by an issuer of underlying securities will be deposited into the trust and become part of the Telecom HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Telecom HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                               If you wish to participate in a tender offer for underlying securities or any form of stock repurchase program by an issuer of an underlying security, you must obtain the underlying securities by surrendering your Telecom HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Reconstitution events.......

                              The depository trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

                              A. If an issuer of underlying securities no
                                 longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Telecom HOLDRS, only if the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.

                              D. If an issuer's underlying securities are
                                 delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                              To the extent a distribution of underlying securities from the Telecom HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                              In addition, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard and Poor's sector classification that is different from the Standard & Poor's sector classification of any other security then included in the Telecom HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                               It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Telecom HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS will be distributed from the Telecom HOLDRS to you.

Standard & Poor's sector
 classifications........
                               Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Telecom HOLDRS are currently represented in the Communication Services sector. The Standard & Poor's sector classifications of the securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events...........
                               A. The Telecom HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Telecom HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Telecom HOLDRS vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Federal income tax
 consequences................
                               The federal income tax laws will treat a U.S. holder of Telecom HOLDRS as directly owning the underlying securities. The Telecom HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               The Telecom HOLDRS are listed on the American Stock Exchange under the symbol "TTH" On January 17, 2001, the last reported sale price of the Telecom HOLDRS on the American Stock Exchange was $62.78.

Trading......................

                               Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Telecom HOLDRS. Bid and ask prices, however, are quoted per single Telecom HOLDRS.

Clearance and settlement.....
                               Telecom HOLDRS have been issued in book-entry form. Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Telecom HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Telecom HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement before you purchase Telecom HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Telecom HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Telecom HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Telecom HOLDRS trust is intended to hold deposited shares for the benefit of owners of Telecom HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                       DESCRIPTION OF TELECOM HOLDRS

      The trust has issued Telecom HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional Telecom HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Telecom HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

      Telecom HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Telecom HOLDRS--The Telecom HOLDRS."

      Beneficial owners of Telecom HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Telecom HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Telecom HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Telecom HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Telecom HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Telecom HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Telecom HOLDRS are available only in book-entry form. Owners of Telecom HOLDRS may hold their Telecom HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the telecommunications industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were as of December 15, 1999, among the largest capitalized and most liquid companies in the telecommunications industry as measured by market capitalization and trading volume.





      The Telecom HOLDRS may no longer consist of securities issued by companies involved in the telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the telecommunications industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Telecom HOLDRS, please refer to "Highlights of Telecom HOLDRS-- The Telecom HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Telecom HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table sets forth the composite performance of all of the 18 underlying securities represented by a single Telecom HOLDR, measured at the close of the business day on November 17, 1998, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month to January 17, 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                         Closing
1998-1999                 Price
---------                -------
November 17, 1998.......  62.70
November 30, 1998.......  63.55
December 31, 1998.......  72.01
January 29, 1999........  78.40
February 26, 1999.......  76.77
March 31, 1999..........  77.08
April 30, 1999..........  81.96
May 28, 1999............  82.18
June 30, 1999...........  84.89
July 30, 1999...........  82.75
August 31, 1999.........  74.98
September 30, 1999......  77.88
October 29, 1999........  85.07
November 30, 1999.......  88.57
December 31, 1999.......  89.65

                         Closing
2000                      Price
----                     -------
January 31, 2000........  88.00
February 29, 2000.......  82.89
March 31, 2000..........  91.52
April 28, 2000..........  84.75
May 31, 2000............  71.84
June 30, 2000...........  73.67
July 31, 2000...........  67.78
August 31, 2000.........  66.87
September 29, 2000......  66.26
October 31, 2000........  67.45
November 30, 2000.......  57.58
December 29, 2000.......  53.53
2001
----
January 17, 2001........  62.78

                                [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Telecom HOLDRS, provides that Telecom HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust instrument was amended on November 22, 2000 to modify the reconstitution events, described below.

      The trustee. The Bank of New York serves as trustee for the Telecom HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Telecom HOLDRS. You may create and cancel Telecom HOLDRS only in round-lots of 100 Telecom HOLDRS. You may create Telecom HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS. Similarly, you must surrender Telecom HOLDRS in integral multiples of 100 Telecom HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Telecom HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Telecom HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Telecom HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to Telecom HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.


      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

  A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

  B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

  C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

  D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date such securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Telecom HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. This will also apply if Sprint Corporation converts the PCS Group tracking stock into another class of securities of Sprint Corporation or one of its subsidiaries. For more information on the conversion rights of the PCS group tracking stock, please see Annex A.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Telecom HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS will be distributed from the Telecom HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Telecom HOLDRS are currently represented in the Communication Services Sector. The Standard & Poor's sector classifications of the securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Telecom HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Telecom HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS.

      Further issuances of Telecom HOLDRS. The depositary trust agreement provides for further issuances of Telecom HOLDRS on a continuous basis without your consent.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Telecom HOLDRS will surrender their Telecom HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Telecom HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Telecom HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Telecom HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Telecom HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Telecom HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Telecom HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Telecom HOLDRS.

      Issuance and cancellation fees. If you wish to create Telecom HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Telecom HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and the Telecom HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Telecom HOLDRS.

      The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Telecom HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Telecom HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Telecom HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Telecom HOLDRS

      A receipt holder purchasing and owning Telecom HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Telecom HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Telecom HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Telecom HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Telecom HOLDRS. Similarly, with respect to sales of Telecom HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Telecom HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Telecom HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Telecom HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Telecom HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     .  at least 75% of its gross income is "passive income;" or

     . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Telecom HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Telecom HOLDRS or of the underlying securities unless:

     . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                             ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Telecom HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Telecom HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                             PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust issued Telecom HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Telecom HOLDRS. The trust delivered the initial distribution of Telecom HOLDRS against deposit of the underlying securities in New York, New York on approximately February 3, 2000.

      Investors who purchase Telecom HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Telecom HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Telecom HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Telecom HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Telecom HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Telecom HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Telecom HOLDRS. This prospectus relates only to Telecom HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Telecom HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Telecom HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                             ALLTEL CORP. (AT)

      ALLTEL Corp. provides services in two business segments: the telecommunications services segment which operates primarily in the southeastern and eastern United States and has expanded to include a presence in Alabama, Colorado, Kansas and Nebraska, and the information services segment which offers its services to customers throughout the world. The communications services segment offers wireline, wireless, long distance, competitive local exchange carrier, Internet access, personal communications services, and network management operations. It also sells telecommunications products and publishes telephone directories. The information services segment provides a wide range of services primarily to the financial services and telecommunications industries and also develops and markets software to financial services and telecommunications companies who offer their own information services. ALLTEL markets most of its products and service offerings through its retail operations and maintains its own sales force.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January    28 3/8  January   31 3/8  January   32 1/8  January   42 3/4   January   64 9/16  January   66 3/4
February   28 5/8  February  33 1/4  February  35 3/8  February  45 11/16 February  59 7/8   February  58
March      28 3/4  March     30 7/8  March     32 1/2  March     43 11/16 March     62 3/8   March     63 1/16
April      24 3/4  April     32 7/8  April     31 1/2  April     42 3/4   April     67 7/16  April     66 5/8
May        24 5/8  May       31 1/2  May       32 7/8  May       39 7/16  May       71 11/16 May       65 5/8
June       25 3/8  June      30 3/4  June      33 7/16 June      46 1/2   June      71 1/2   June      61 15/16
July       26 3/8  July      27 3/8  July      32 7/8  July      41 15/16 July      71 13/16 July      61 5/8
August     28 1/4  August    28 1/4  August    31 5/8  August    44 7/8   August    67 5/8   August    50 37/64
September  29 7/8  September 27 7/8  September 34 1/2  September 47 1/8   September 70 3/8   September 52 3/16
October    30 5/8  October   30 1/2  October   35 3/8  October   46 13/16 October   83 1/4   October   64 7/16
November   29 1/2  November  31 7/8  November  39 3/4  November  53       November  86 1/2   November  61 1/4
December   29 1/2  December  31 3/8  December  41 1/16 December  59 13/16 December  82 11/16 December  62 7/16

      The closing price on January 18, 2001 was 67.94.

                              AT&T CORP. (T)

      AT&T Corp. provides voice, data, and video communications services to residential consumers, large and small businesses and government entities in the United States. AT&T has also entered into alliances with international telecommunications services providers throughout the world to broaden the geographic range of its service offerings. AT&T provides domestic and international long distance, regional, local and wireless telecommunications services, cable television and Internet communications services. AT&T also provides directory and calling card services to support its communications business. AT&T markets and sells many of its services through it own direct sales force. On October 25, 2000 AT&T announced plans to restructure its business operations. AT&T intends to create four publicly held companies, initially through the creation of separate classes of tracking stock, and later by transforming some of the tracking groups into entirely separate companies. AT&T's businesses will be divided based on the following business units: AT&T Consumer, which will provide residential long-distance and Internet access; AT&T Wireless; AT&T Broadband, which will provide cable TV and broadband services; and AT&T Business, which will combine AT&T's global investments in business communications and services.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    33 1/4   January   44 37/64 January   26 1/4   January   41 3/4   January   60 1/2   January   52 3/4
February   34 27/64 February  42 27/64 February  26 37/64 February  40 43/64 February  54 3/4   February  49 3/8
March      34 1/2   March     40 3/4   March     23 1/4   March     43 53/64 March     53 13/64 March     56 5/16
April      33 53/64 April     40 53/64 April     22 21/64 April     40 5/64  April     50 1/2   April     46 5/8
May        33 53/64 May       41 37/64 May       24 1/2   May       40 37/64 May       55 1/2   May       34 11/16
June       35 21/64 June      41 21/64 June      23 3/8   June      38 5/64  June      55 13/16 June      31 13/16
July       35 11/64 July      34 53/64 July      24 35/64 July      40 27/64 July      52 1/8   July      30 15/16
August     37 3/4   August    35       August    26       August    33 27/64 August    45       August    31 25/64
September  43 53/64 September 34 53/64 September 29 1/2   September 38 61/64 September 43 1/2   September 29 3/8
October    42 43/64 October   23 21/64 October   32 37/64 October   41 43/64 October   46 3/4   October   23 3/16
November   43 59/64 November  26 11/64 November  37 1/4   November  41 29/64 November  55 7/8   November  19 5/8
December   43 11/64 December  28 59/64 December  40 7/8   December  50 1/2   December  50 13/16 December  17 1/4

      The closing price on January 18, 2001 was 24.56.

                              BCE INC. (BCE)

      BCE provides residence and business customers in Canada with wireline and wireless telecommunications products and applications, satellite communications and direct-to-home television services, systems integration expertise, electronic commerce solutions, Internet access and high-speed data services and directories. BCE provides communications services in Asia and Latin America and has an international presence through its ownership in Teleglobe, an international telecommunications carrier.

           Closing            Closing            Closing           Closing            Closing             Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999     Price     2000      Price
---------  -------- --------- -------- --------- ------- --------- -------- --------- -------- --------- ---------
January    15       January   18 1/16  January   25 1/8  January   31 1/4   January   44 5/8   January   102 3/16
February   15 7/16  February  17 3/8   February  24 1/4  February  35 9/16  February  40 7/16  February  109 15/16
March      15 7/16  March     17 11/16 March     23      March     41 3/4   March     44 5/16  March     125 7/16
April      15 7/8   April     19 11/16 April     23 3/8  April     42 9/16  April     45 11/16 April     114 3/4
May        15 11/16 May       19 7/8   May       26 1/2  May       46 1/16  May       46 1/16  May       23
June       16 1/16  June      19 3/4   June      28      June      42 11/16 June      49 5/16  June      23 13/16
July       15 9/16  July      19 15/16 July      30 7/16 July      40 5/16  July      49 11/16 July      22 13/16
August     16 1/8   August    19 11/16 August    28 5/16 August    32 3/16  August    46 3/4   August    22 25/64
September  16 11/16 September 21 3/8   September 29 7/8  September 27 15/16 September 49 13/16 September 23 3/8
October    16 13/16 October   23       October   27 7/8  October   34 1/16  October   60 1/4   October   27 1/16
November   16 3/4   November  25 1/16  November  30 5/16 November  35 9/16  November  67 5/8   November  27 3/8
December   17 1/4   December  23 7/8   December  33 5/16 December  37 15/16 December  90 3/16  December  28 15/16

      The closing price on January 18, 2001 was 26.69.

                           BELLSOUTH CORP. (BLS)

      BellSouth Corp. provides a broad range of telecommunications services in the United States and international wireless telecommunications services. BellSouth's operations are divided into wireline communications, domestic wireless, international operations and advertising and publishing operating segments. Its wireline communications segment offers local exchange, network access and long distance services in the southeastern United States. BellSouth provides domestic wireless voice and data services through its joint venture with SBC communications. BellSouth, through its international wireless segment, has entered into ventures in Denmark, Germany, India, Israel and throughout Central and South America to provide cellular services and technology. The advertising and publishing segment prints and sells advertising in telephone directories. On December 5, 2000 BellSouth shareholders voted to allow the creation of a new series of BellSouth tracking stock intended to reflect the separate performance of its Latin American businesses. BellSouth markets its products primarily through its own sales representatives and promotes its brand name and services by advertising in connection with major sports and cultural events, such as the Olympics and through its affiliation with several professional and collegiate sports organizations.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    14 13/16 January   21 7/16  January   22 3/16  January   30 9/32  January   44 5/8   January   46 15/16
February   14 23/32 February  19 15/16 February  23 7/16  February  30 15/32 February  46 1/2   February  40 9/16
March      14 7/8   March     18 1/2   March     21 1/16  March     33 23/32 March     40 1/16  March     46 7/8
April      15 9/32  April     20       April     22 1/4   April     32 3/32  April     44 1/2   April     48 11/16
May        15 9/32  May       20 5/16  May       22 11/16 May       32 1/4   May       47 3/16  May       46 11/16
June       15 7/8   June      21       June      23 3/16  June      33 9/16  June      46 1/8   June      42 5/8
July       16 15/16 July      20 1/2   July      23 11/16 July      34 3/8   July      48 1/16  July      39 13/16
August     17 3/16  August    18 1/8   August    22       August    34 9/32  August    45 1/4   August    37 21/64
September  18 9/32  September 18 1/2   September 23 1/8   September 37 5/8   September 45       September 40 1/2
October    19 1/8   October   20 3/8   October   23 21/32 October   39 25/32 October   45       October   48 5/16
November   19 7/16  November  20 3/16  November  27 3/8   November  43 5/8   November  46 1/16  November  41 13/16
December   21 3/4   December  20 1/4   December  28 5/32  December  49 7/8   December  46 13/16 December  40 15/16

      The closing price on January 18, 2001 was 44.69.

                           BROADWING INC. (BRW)

      Formed by the merger of Cincinnati Bell, a local communications provider, and IXC Communications, a fiber network carrier, Broadwing Inc. is an integrated communications company delivering voice, data, wireless and Internet solutions to a variety of customers across the United States. Broadwing provides Internet access and hosting, local and long distance services, broadband transport, data transport, such as frame relay (high-speed data transfer over telephone lines), and managed services, such as information technology consulting.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January     9 5/8   January   16 1/4   January   30 15/16 January   35 13/16 January   20 5/16  January   38
February   10 1/2   February  16 3/8   February  31       February  32       February  19 3/4   February  29 11/16
March      10 3/4   March     26       March     28 1/4   March     35 5/8   March     22 7/16  March     37 3/16
April      12       April     24 5/8   April     28       April     38 1/4   April     22 11/16 April     28 5/16
May        12 7/16  May       26 9/16  May       30 3/4   May       31 13/16 May       24 3/16  May       23 13/16
June       12 5/8   June      26 1/16  June      31 1/2   June      28 5/8   June      24 15/16 June      26 1/16
July       13 5/16  July      24 5/16  July      30       July      32 1/8   July      21 1/4   July      26 1/4
August     13 5/8   August    23 7/8   August    26 15/16 August    23 1/2   August    18 1/2   August    27 15/16
September  13 1/2   September 26 1/2   September 28 1/4   September 26       September 19 7/16  September 25 9/16
October    14 11/16 October   24 11/16 October   27       October   25 15/16 October   20 13/16 October   28 1/4
November   14 15/16 November  29 13/16 November  29 1/2   November  31 1/2   November  29       November  21 1/2
December   17 3/8   December  30 13/16 December  31       December  37 13/16 December  36 7/8   December  22 13/16

      The closing price on January 18, 2001 was 28.38.

                          CENTURYTEL, INC. (CTL)

      CenturyTel, Inc. is a regional diversified communications company engaged primarily in providing local exchange telephone services and cellular telephone services in 20 states in the United States. CenturyTel local telephone operations offers its services primarily in rural and smaller suburban areas in its coverage area. It also provides long distance, Internet operations, call center operations and home and business security and monitoring services in certain local and regional markets. CenturyTel markets many of its services through several distribution channels, including its own direct sales force and retail outlets and through independent agents.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    14       January   15 1/16  January   13 15/16 January   23 7/16  January   45 21/64 January   38 5/8
February   13 25/32 February  14 15/16 February  13 39/64 February  27 7/64  February  41 11/64 February  33 5/8
March      13 1/2   March     14 7/64  March     13 7/64  March     27 11/64 March     46 53/64 March     37 1/8
April      13 7/32  April     14 9/16  April     13 9/32  April     28 3/8   April     40 1/4   April     24 1/2
May        13 1/16  May       14 7/16  May       13 7/16  May       29 35/64 May       38 5/16  May       27
June       12 39/64 June      14 11/64 June      14 31/32 June      30 37/64 June      39 3/4   June      28 3/4
July       12 43/64 July      14 11/64 July      16 21/64 July      33 11/64 July      42 3/4   July      29 5/16
August     12 25/64 August    15 1/16  August    16 9/64  August    30 1/4   August    39 5/16  August    28 13/16
September  13 1/2   September 15 9/32  September 19 9/16  September 31 1/2   September 40 5/8   September 27 1/4
October    12 57/64 October   14 9/32  October   18 55/64 October   37 7/8   October   40 7/16  October   38 1/2
November   13 57/74 November  14 11/64 November  20 15/32 November  38       November  46       November  35 3/16
December   14 7/64  December  13 23/32 December  22 .9/64 December  45       December  47 3/8   December  35 3/4

      The closing price on January 18, 2001 was 39.00.

                           GLOBAL CROSSING LTD. (GX)

      Global Crossing Ltd. is a global provider of Internet and long distance telecommunication facilities and related services utilizing a network of undersea and terrestrial digital fiber optic cable systems. Global Crossing is building and offering services over a global fiber optic network serving five continents, 27 countries and 200 major cities. Global Crossing has two segments: telecommunications services and installation and maintenance services. Global Crossing markets capacity on its systems to telecommunications providers, including Internet services providers and established and emerging telecommunications companies. Global Crossing is in the process of establishing regional sales and marketing companies in the United States, the United Kingdom and Asia to facilitate sales of capacity on its systems.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January       *     January      *     January      *     January      *     January   26 7/16  January   50 3/4
February      *     February     *     February     *     February     *     February  29 1/2   February  46 5/8
March         *     March        *     March        *     March        *     March     46 1/4   March     40 15/16
April         *     April        *     April        *     April        *     April     54       April     31 1/2
May           *     May          *     May          *     May          *     May       47 7/16  May       25 1/16
June          *     June         *     June         *     June         *     June      42 5/8   June      26 5/16
July          *     July         *     July         *     July         *     July      41 1/2   July      24 5/16
August        *     August       *     August       *     August     8 7/16  August    25 7/8   August    30 1/16
September     *     September    *     September    *     September 10 7/16  September 26 1/2   September 31
October       *     October      *     October      *     October   14 3/8   October   34 5/8   October   23 5/8
November      *     November     *     November     *     November  18 15/16 November  43 5/8   November  12 3/8
December      *     December     *     December     *     December  22 9/16  December  50       December  14 5/16

      The closing price on January 18, 2001 was 24.94.

                    LEVEL 3 COMMUNICATIONS, INC. (LVLT)

      Level 3 Communications, Inc. provides, primarily in the United States, a broad range of integrated communications services through technology and equipment that it owns or leases. Level 3 currently has four business segments: communications, outsourcing and applications, which comprise communications and information services, and coal mining. Level 3 is currently building an advanced international Internet technology-based network consisting of both local and long distance networks. Level 3 currently offers broadband transport services, colocation services, submarine transmission services, computer operations outsourcing, Internet access and related services, which allow its customers to utilize its facilities network and support services rather than investing in their own. Level 3 markets its products and service offerings through a combination of its own direct sales force and agents, resellers and wholesalers.

           Closing           Closing           Closing            Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000      Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- --------- ---------
January      *     January      *    January      *     January   19 15/16 January   52 3/8   January   117 15/16
February     *     February     *    February     *     February  24 3/4   February  56       February  113 7/8
March        *     March        *    March        *     March     35 13/16 March     72 13/16 March     105 3/4
April        *     April        *    April        *     April     31       April     90 1/16  April      89
May          *     May          *    May          *     May       25 1/32  May       78 1/2   May        76 5/16
June         *     June         *    June         *     June      37       June      60 1/16  June       88
July         *     July         *    July         *     July      41 1/4   July      53       July       68 7/16
August       *     August       *    August       *     August    29 25/32 August    59 3/4   August     87 15/64
September    *     September    *    September    *     September 31 15/16 September 52 7/32  September  77 1/8
October      *     October      *    October    7       October   32 9/16  October   68 3/8   October    47 11/16
November     *     November     *    November  10 45/64 November  34 1/2   November  67 13/16 November   26 7/8
December     *     December     *    December  14 51/64 December  43 1/8   December  81 7/8   December   32 13/16

      The closing price on January 18, 2001 was 45.30.

                           McLEODUSA INC. (MCLD)

      McLeodUSA Inc. provides communications services to business and residential customers in the southwest, midwest and western regions of the United States. McLeodUSA offers local, long distance, data, voice mail, paging, Internet access, web hosting, bandwidth leasing and colocation services. McLeodUSA also sells advertising space in telephone directories, offers special access, private line and data services, communications network maintenance services, video services and telemarketing services. McLeodUSA offers a single bill format through which all of its services provided to a customer are aggregated in one statement. McLeodUSA markets its services to business customers through direct sales personnel and to residential customers through telemarketers.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January      *     January      *    January   3 53/64 January   5 47/64 January    6 59/64 January   22 59/64
February     *     February     *    February  2 63/64 February  6 1/2   February   6 27/64 February  29 21/64
March        *     March        *    March     2 61/64 March     7 3/64  March      7       March     28 17/64
April        *     April        *    April     3 1/16  April     7 43/64 April      9 11/32 April     25
May          *     May          *    May       3 61/64 May       6 59/64 May        8 59/64 May       20
June         *     June      4       June      5 5/8   June      6 31/64 June       9 11/64 June      20 11/16
July         *     July      4 13/64 July      5 47/64 July      6 15/64 July       9 15/16 July      16 15/16
August       *     August    4 13/16 August    5 41/64 August    4 53/64 August    11 1/8   August    15 13/16
September    *     September 5 1/2   September 6 37/64 September 3 41/64 September 14 3/16  September 14 5/16
October      *     October   5 27/64 October   6 3/16  October   6 3/32  October   14 7/8   October   19 1/4
November     *     November  4 3/4   November  6 11/64 November  5 5/32  November  14 21/64 November  13 9/16
December     *     December  4 1/4   December  5 21/64 December  5 13/64 December  19 5/8   December  14 1/8

      The closing price on January 18, 2001 was 21.00.

                    NEXTEL COMMUNICATIONS, INC. (NXTL)

      Nextel Communications, Inc. provides digital wireless communications services to its customers in the United States. Nextel's network offers a digital wireless communications system with digital cellular, text and numeric paging capabilities and a digital two-way radio feature that allows users to instantly contact other users. Nextel also has ownership interests in international wireless companies operating in Latin America, Asia and Canada.

           Closing           Closing            Closing            Closing            Closing            Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    4 13/16 January    6 7/8   January    7 11/16 January   13 21/32 January   16       January   53 3/16
February   6 1/16  February   7 9/16  February   7 1/8   February  14 25/32 February  15 1/32  February  68 3/8
March      6 13/16 March      9 7/16  March      6 11/16 March     16 7/8   March     18 5/16  March     74 1/8
April      8 1/16  April      9 1/16  April      6 19/32 April     14 11/32 April     20 15/32 April     54 23/32
May        6 3/4   May       10 3/8   May        7 3/8   May       11 25/32 May       18 7/16  May       46 5/16
June       7 1/16  June       9 17/32 June       9 15/32 June      12 7/16  June      25 3/32  June      61 3/16
July       9 11/16 July       7 9/16  July      12 1/16  July      13 25/64 July      26 25/32 July      55 15/16
August     8 15/16 August     8 3/16  August    12 17/32 August     9 1/32  August    28 29/32 August    55 7/16
September  8 7/16  September  9 1/4   September 14 7/16  September 10 3/32  September 33 29/32 September 46 3/4
October    6 15/16 October    8       October   13 1/8   October    9 1/16  October   43 3/32  October   38 7/16
November   7 11/16 November   7 1/2   November  12 5/8   November  10 3/4   November  49 9/16  November  31
December   7 3/8   December   6 17/32 December  13       December  11 13/16 December  51 9/16  December  24 3/4

      The closing price on January 18, 2001 was 33.81.

                          NTL INCORPORATED (NLI)

      NTL Incorporated is a communications company in the United Kingdom that provides residential, business and wholesale customers with telephone, cable television and Internet access services. NTL also offers broadcast transmission and telecommunication services. NTL provides these services over local, national and international network infrastructure.

           Closing            Closing            Closing            Closing            Closing             Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000      Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- ---------
January    13 7/16  January   14 51/64 January   15 1/8   January   20 31/64 January   53 13/64 January   100 21/32
February   15 23/64 February  16       February  12 13/32 February  21 9/32  February  49 23/32 February   91 1/2
March      14 9/32  March     19 9/32  March     13 49/64 March     27 11/16 March     52 5/64  March      92 13/16
April      14 5/32  April     18 23/32 April     12 31/64 April     24 61/64 April     48 51/64 April      76 1/2
May        15 23/64 May       20 5/64  May       14 41/64 May       26       May       60 7/16  May        59 1/16
June       15 19/32 June      18 7/8   June      15 59/64 June      34 15/64 June      55 5/32  June       59 7/8
July       16 3/8   July      15 59/64 July      13 49/64 July      34 23/32 July      66 31/64 July       45 1/16
August     17 9/32  August    15 33/64 August    14 5/32  August    25 9/16  August    62 27/32 August     43 13/16
September  17 59/64 September 16 13/32 September 16 7/8   September 27 33/64 September 61 1/2   September  46 5/16
October    16 61/64 October   15 13/64 October   17 23/64 October   30 11/16 October   60 19/64 October    43 15/16
November   16 9/16  November  16       November  18       November  35 41/64 November  72 61/64 November   27 1/4
December   15 11/16 December  16 5/32  December  17 27/32 December  36 1/8   December  99 51/64 December   23 15/16

      The closing price on January 18, 2001 was 37.13.

                QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

      Qwest Communications International Inc. is a telecommunications and infrastructure provider. Its operations are divided into four segments: retail, wholesale, network access and operations and directory services. The retail services segment provides communications services including Internet, wireless, data and long-distance services. The wholesale services segment provides exchange access services that connect customers to the facilities of interexchange carriers and interconnection between Qwest's telecommunications network and competitive local exchange carriers. Network access and operations services provides access to Qwest's telecommunications network, including information technologies. The directory services segment publishes telephone directories and provides electronic directory and other information services. On June 30, 2000, US West, Inc. merged with Qwest.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- --------- --------
January      *     January      *    January      *     January   17 23/32 January   29 31/32 January   39 3/8
February     *     February     *    February     *     February  17 9/16  February  30 23/32 February  46 1/4
March        *     March        *    March        *     March     19 7/16  March     36 3/64  March     48
April        *     April        *    April        *     April     19 9/32  April     42 23/32 April     43 9/16
May          *     May          *    May          *     May       16 17/32 May       42 5/8   May       42 5/16
June         *     June         *    June       6 13/16 June      17 7/16  June      33 1/16  June      49 11/16
July         *     July         *    July       7 25/32 July      20 3/16  July      29 1/2   July      49 3/4
August       *     August       *    August    10 3/16  August    12 1/2   August    28 3/4   August    51 33/64
September    *     September    *    September 11 17/32 September 15 21/32 September 29 9/16  September 48 1/8
October      *     October      *    October   15 7/16  October   19 9/16  October   36       October   48 5/8
November     *     November     *    November  13 21/32 November  20       November  34 3/16  November  37 3/4
December     *     December     *    December  14 7/8   December  25       December  43       December  40 7/8

      The closing price on January 18, 2001 was 45.75.

                       SBC COMMUNICATIONS INC. (SBC)

      SBC Communications Inc. provides communications services in the United States, with a focus on Texas and California, and other countries, including France, Mexico, Taiwan and Israel. SBC provides local and long distance phone services, wireless and data communications, paging, Internet services and messaging, cable and satellite television, security services and telecommunications equipment. SBC operations are conducted through its subsidiaries, which include large regional and national operators such as Ameritech, PAC and SNET. SBC's international operations consist of direct or indirect interests in businesses located in 23 countries outside the United States. SBC's international operations include a presence in Europe, Asia, the Americas, Africa and the Middle East. SBC also provides directory advertising and publishing services.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- --------- --------
January    21 5/16  January   28 5/16  January   27 1/2   January   38 7/8   January   54      January   42 7/8
February   20 13/16 February  27 7/16  February  28 3/4   February  37 13/16 February  52 7/8  February  38 1/16
March      21       March     26 5/16  March     26 1/4   March     43 3/8   March     47 3/16 March     42 1/8
April      22 1/16  April     25 1/16  April     27 3/4   April     41 7/16  April     55 3/4  April     43 13/16
May        22 1/2   May       24 11/16 May       29 1/4   May       38 7/8   May       51 1/8  May       43 11/16
June       23 13/16 June      24 5/8   June      30 15/16 June      40       June      58      June      43 1/4
July       24 1/16  July      24 7/16  July      29 19/32 July      40 15/16 July      57 1/8  July      42 9/16
August     25 5/16  August    23 5/16  August    27 3/16  August    38 1/16  August    48 1/16 August    41 49/64
September  27 1/2   September 24 1/16  September 30 23/32 September 44 3/8   September 51 1/16 September 49 7/8
October    27 15/16 October   24 5/16  October   31 13/16 October   46 5/16  October   53      October   57 11/16
November   27 1/16  November  26 5/16  November  36 5/16  November  47 15/16 November  51 7/8  November  54 15/16
December   28 5/8   December  25 15/16 December  36 5/8   December  53 5/8   December  48 3/4  December  47 3/4

      The closing price on January 18, 2001 was 50.56.

                   SPRINT CORPORATION--FON GROUP (FON)

      Sprint Corporation's Fon Group provides domestic and international long distance communications, local exchange communications, product distribution and directory publishing activities. The Fon Group's long distance division operates a digital network in the United States and provides voice, data and video communication services throughout the world. The local division provides local telephone services in the United States. The product distribution division provides wholesale distribution services of telecommunications products and the directory publishing division publishes and markets phone directories. On July 13, 2000, Sprint Corporation and WorldCom, Inc. announced that they agreed to terminate their merger agreement. In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all of Sprint's other operations including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

      Some of the terms of the FON Group tracking stock include:

      Voting. Holders of FON Group tracking stock do not have direct voting rights in the FON Group. The FON Group tracking stock votes with all the other classes of Sprint stock. The FON stock has one vote per share, however the voting power of each PCS share will vary depending on the relative market values of the tracking stock.

      Dividends. Sprint is not required to pay dividends on the shares of the FON Group tracking stock. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the FON Group were a stand-alone corporation. In addition, Sprint may choose to pay dividends to holders of any other class of stock without paying dividends to holders of the tracking stock.

      Dissolution. In the event of a dissolution of Sprint, the holders of FON Group tracking stock do not have a preferential right to the assets of the FON Group's operations.

      Please see Sprint's public filings for more information on its tracking stock. For information on where you can access Sprint's filings, please see "Where you can find more information."

      The historical stock prices listed below reflect the performance of the FON Group tracking stock.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    14 1/4   January   21 9/16  January   20 3/8   January   29 25/32 January   41 15/16 January   64 5/8
February   14 5/8   February  21 7/16  February  22 3/4   February  33       February  42 29/32 February  61
March      15 1/8   March     19       March     22 11/16 March     33 27/32 March     49 1/16  March     63
April      16 1/2   April     21 1/16  April     21 15/16 April     34 5/32  April     51 9/32  April     61 1/2
May        16 3/4   May       21 3/16  May       24 7/16  May       35 15/16 May       56 3/8   May       60 1/2
June       16 13/16 June      21       June      26 1/8   June      35 1/4   June      53       June      51
July       17 1/8   July      18 5/16  July      24 3/4   July      35       July      51 11/16 July      35 5/8
August     17 7/8   August    20 3/8   August    23 1/2   August    33 17/32 August    44 3/8   August    33 33/64
September  17 1/2   September 19 7/16  September 25       September 36       September 54 1/4   September 29 5/16
October    19 1/4   October   19 5/8   October   26       October   38 3/8   October   74 9/16  October   25 1/2
November   20       November  20 15/16 November  29 9/32  November  36 7/16  November  69 3/8   November  23
December   19 13/16 December  19 15/16 December  29 5/16  December  42 1/16  December  67 5/16  December  20 5/16

      The closing price on January 18, 2001 was 27.75.

                   SPRINT CORPORATION--PCS GROUP (PCS)

      Sprint Corporation's PCS Group operates a fully digital wireless telecommunications network in the United States with licenses to provide nationwide service using a single frequency and technology. The PCS Group currently serves many of the largest metropolitan markets in the United States and Puerto Rico and the United States Virgin Islands. In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all of Sprint's other operations including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

      Some of the terms of the PCS Group tracking stock include:

      Voting. Holders of PCS Group tracking stock do not have direct voting rights in the PCS Group. The PCS Group tracking stock votes with all the other classes of Sprint stock. The number of votes attributed to each share of the PCS Group tracking stock is equal to the ratio of the average trading prices of one share of PCS Group tracking stock to one share of FON Group tracking stock and will, therefore, vary depending on the relative market values of the tracking stock.

      Conversion. Beginning November 23, 2001, Sprint may convert each share of PCS Group tracking stock into FON Group tracking common stock at 10% premium to the market price. After November 22, 2002, the conversion ratio will be determined by the board of directors of Sprint and is not required to be at a premium to the market price. Sprint may also convert all outstanding shares of PCS Group tracking stock for specified amounts of the stock of a subsidiary of Sprint that holds the assets of the PCS Group. In addition, where Sprint disposes of 80% or more of the assets attributed to the PCS Group, Sprint may be required to distribute to the holders of PCS Group tracking stock the attributable proceeds of the disposition in the form of cash or securities or convert the outstanding PCS Group tracking stock into FON Group tracking stock at a 10% premium to the market price.

      Dividends. Sprint is not required to pay dividends on the shares of the PCS Group tracking stock. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the PCS Group were a stand-alone corporation. In addition, Sprint may choose to pay dividends to holders of any other class of stock without paying dividends to holders of the tracking stock.

      Dissolution. In the event of a dissolution of Sprint, the holders of PCS Group tracking stock do not have a preferential right to the assets of Sprint's wireless operations. Each share of PCS Group will be attributed a portion of any remaining assets of Sprint. It is expected that the holders of FON Group tracking stock will be attributed the majority of any of Sprint's remaining assets.

      Please see Sprint's public filings for more information on its tracking stock. For information on where you can access Sprint's filings, please see "Where you can find more information."

      The historical stock prices listed below reflect the performance of the PCS Group tracking stock.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January      *     January     *     January     *     January    *       January   15 7/8   January   55 1/32
February     *     February    *     February    *     February   *       February  16       February  51 3/4
March        *     March       *     March       *     March      *       March     22 5/32  March     65 1/2
April        *     April       *     April       *     April      *       April     21 1/8   April     55
May          *     May         *     May         *     May        *       May       22 1/2   May       55 1/2
June         *     June        *     June        *     June       *       June      28 1/2   June      59 1/2
July         *     July        *     July        *     July       *       July      30 5/16  July      54 1/4
August       *     August      *     August      *     August     *       August    29 7/8   August    50 3/16
September    *     September   *     September   *     September  *       September 37 9/32  September 35 1/8
October      *     October     *     October     *     October    *       October   41 15/32 October   38 1/8
November     *     November    *     November    *     November   7 31/32 November  45 7/8   November  22 11/16
December     *     December    *     December    *     December  11 9/16  December  51 1/4   December  20 7/16

      The closing price on January 18, 2001 was 30.56.

                  TELEPHONE AND DATA SYSTEMS, INC. (TDS)

      Telephone and Data Systems, Inc. is a diversified telecommunications company with wireless and wireline telephone operations. Telephone and Data System's distribution channels include direct sales personnel, agents and retail service centers in the majority of its markets.

           Closing           Closing           Closing            Closing             Closing             Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999      Price     2000      Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- --------- --------- ---------
January    43 3/4  January   40 5/8  January   38 1/8   January   44       January     53 1/4  January   104
February   45 5/8  February  46 1/8  February  40       February  43 9/16  February    50 1/4  February  105 1/2
March      39 1/2  March     46 1/4  March     38 3/8   March     47 1/2   March      56 3/8   March     111
April      37 1/4  April     46 1/2  April     37       April     47 1/2   April      59 7/8   April     102
May        37 3/4  May       43 5/8  May       38 13/16 May       43 3/4   May        67 5/16  May       106
June       36 3/8  June      45      June      37 15/16 June      39 3/8   June       73 1/8   June      100 1/4
July       38 3/4  July      38 5/8  July      38 3/8   July      40       July       74 3/8   July      111 3/8
August     41      August    42 5/8  August    39 1/2   August    33 1/8   August     69 5/8   August    116
September  42      September 40 1/4  September 45       September 34 7/8   September  88 13/16 September 110 45/64
October    40      October   35      October   42 1/2   October   39 7/8   October   115 1/4   October   105 1/2
November   38 1/8  November  37 3/8  November  43 15/16 November  42 3/4   November  133 3/16  November   90 19/64
December   39 1/2  December  36 1/4  December  46 9/16  December  44 15/16 December  126       December   90

      The closing price on January 18, 2001 was 100.45.

                        VERIZON COMMUNICATIONS (VZ)

   (Bell Atlantic Corporation doing business as Verizon Communications)

      Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. On June 30, 2000 GTE Corporation merged into a subsidiary of Bell Atlantic Corporation and the combined company now operates under the name Verizon Communications. Verizon operates four different segments: domestic telecommunications providing local telephone services in over 30 states, including voice and data transport; domestic wireless; international including both international wireline and wireless telecommunication operations and investments servicing customers in the Americas, Europe, Asia and Africa; and information services which include domestic and international publishing businesses, including print and electronic directories and Internet-based shopping guides, website creation and other electronic commerce services. The historical stock prices below are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ".

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    27 1/8   January   34 7/16  January   33 5/8   January   46 9/32  January   60       January   61 15/16
February   26 13/16 February  33 1/16  February  34 9/16  February  44 7/8   February  57 5/8   February  48 15/16
March      26 7/16  March     30 15/16 March     30 3/8   March     51 1/8   March     51 11/16 March     61 1/8
April      27 5/16  April     32 1/2   April     33 7/8   April     46 25/32 April     57 5/8   April     60
May        27 3/4   May       31 3/16  May       35       May       45 13/16 May       54 3/4   May       52 7/8
June       28       June      31 7/8   June      37 15/16 June      45 5/8   June      65 3/8   June      50 15/16
July       28 5/8   July      29 9/16  July      36 9/32  July      45 11/32 July      64       July      46 3/4
August     29 3/4   August    28 1/8   August    36 3/16  August    44 1/8   August    61 5/16  August    43 33/64
September  30 11/16 September 29 15/16 September 40 7/32  September 48 7/16  September 67 5/16  September 48 7/16
October    31 3/4   October   30 1/8   October   40       October   53 3/16  October   64 15/16 October   56
November   31 1/2   November  31 7/16  November  44 5/8   November  55 5/8   November  63 5/16  November  56 3/16
December   33 7/16  December  32 3/8   December  45 1/2   December  54       December  61 9/16  December  50 1/8

      The closing price on January 18, 2001 was 55.75.

                           WORLDCOM, INC. (WCOM)

      WorldCom, Inc. provides fully integrated local, long distance, international and Internet services through its own network of fiber optic cables, digital microwave for data transmission and fixed and transportable satellite stations on land. WorldCom offers long-distance and local services, dedicated and dial-up Internet access, wireless services, toll-free services, calling cards, private lines, debit cards, conference calling and messaging services. WorldCom operates a "local-to-global-to-local" network with facilities throughout North America, Latin America, Europe and the Asia-Pacific region, which reduces its reliance on capacity provided by local public telecommunications operators. WorldCom markets its services mainly through its own direct sales force which it targets at specific geographic markets. On July 13, 2000 WorldCom and Sprint announced that they agreed to terminate their merger agreement. On November 1, 2000 WorldCom announced plans to create two new series tracking stocks: WorldCom, intended to track the performance of its data, Internet, hosting and international businesses; and MCI, intended to track its consumer, small business, wholesale long-distance voice operations and dial-up Internet access operations.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January     7 1/4   January   12 13/64 January   16 3/4   January   23 7/8   January   53 11/64 January   45 15/16
February    7 13/16 February  13 1/8   February  17 3/4   February  25 29/64 February  55       February  44 5/8
March       7 51/64 March     15 21/64 March     14 43/64 March     28 45/64 March     59 3/64  March     45 5/16
April       8       April     15 43/64 April     16       April     28 33/64 April     54 51/64 April     45 7/16
May         8 43/64 May       16 19/64 May       19 3/4   May       30 21/64 May       57 37/64 May       37 5/8
June        9       June      18 29/64 June      21 21/64 June      32 19/64 June      57 3/8   June      45 7/8
July        9 61/64 July      17 1/4   July      23 19/64 July      35 1/4   July      55       July      39 1/16
August     11 15/64 August    14       August    19 61/64 August    27 19/64 August    50 1/2   August    36 1/2
September  10 45/64 September 14 1/4   September 23 37/64 September 32 37/64 September 47 59/64 September 30 3/8
October    10 7/8   October   16 1/4   October   22 27/64 October   36 53/64 October   57 13/64 October   23 3/4
November   10 53/64 November  15 27/64 November  21 21/64 November  39 21/64 November  55 1/8   November  14 15/16
December   11 3/4   December  17 3/8   December  20 11/64 December  47 53/64 December  53 1/16  December  14 1/16

      The closing price on January 18, 2001 was 23.25.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          [LOGO OF TELECOM HOLDRS SM]

                       1,000,000,000 Depositary Receipts

                          Telecom HOLDRS SM Trust

                             --------------------

                                   PROSPECTUS

                             --------------------

                             January 23, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $ 79,148
      Printing and engraving expenses................................. $150,000
      Legal fees and expenses......................................... $200,000
      Miscellaneous................................................... $ 20,852
                                                                       --------
        Total......................................................... $450,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 23, 2001.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                          By:                *
                                             ----------------------------------
                                             Name:Ahmass L. Fakahany

                                             Title: Senior Vice President and

                                                 Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 23, 2001.

                        Signature                           Title
                        ---------                           -----

                            *                      Director
       ___________________________________________
                    John L. Steffens

                            *                      Director
       ___________________________________________
                    E. Stanley O'Neal

                            *                      Director
       ___________________________________________
                   George A. Schieren

                                                   Director
       ___________________________________________
                    Thomas H. Patrick

                            *                      Senior Vice President
       ___________________________________________ and Chief Financial
                   Ahmass L. Fakahany              Officer

                            *                      First Vice President and
       ___________________________________________ Controller
                    Dominic A. Carone

      *By:     /s/ Stephen G. Bodurtha            Attorney-in-Fact
              ---------------------------------
                     Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
   *4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

   *4.2   Form of Amendment No. 2 to the Standard Terms for Depositary Trust
          Agreements

   *5.1   Opinion of Shearman & Sterling regarding the validity of the Telecom
          HOLDRS Receipts

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

  *24.1   Power of Attorney (included in Part II of Registration Statement)

  *24.2   Power of Attorney of Dominic Carone

--------
* Previously filed.